Exhibit 10.6.6

ENERGY TRANSFER PARTNERS, L.P.

AMENDED AND RESTATED

2004 UNIT PLAN

Energy Transfer Partners, L.L.C., a Delaware limited liability company (the “Company”), the general partner of Energy Transfer Partners GP, L.P., a Delaware limited partnership (the “General Partner”), as the general partner of Energy Transfer Partners, L.P. (the “Partnership”), established this Energy Transfer Partners, L.P. 2004 Unit Plan (the “Plan”), which Plan has been approved by the Board of Directors of the Company and the holders of a majority of the Units entitled to vote on such approval. The Company amended and restated the Plan in its entirety as of May 2, 2007. In order to evidence (i) an adjustment to the total number of Units (as defined in the Plan) that may be granted under the Plan from 900,000 Units to 1,800,000 Units in connection with the two-for-one split of all outstanding Units that was effected as of February 28, 2005, which adjustment was approved by the Compensation Committee pursuant to Section 3(b) of the Plan, and (ii) a change to the amount specified in Section 5(b) of the Plan from $15,000 to $25,000 as approved by the Board of Directors of the Company at a meeting held on October 17, 2006, the Company hereby amends and restates the Plan in its entirety as of June 27, 2007 to provide as follows:

1. Purpose. The purpose of the Plan is to promote the interests of the General Partners and the Partnership by encouraging key officers and employees of the Partnership and its Subsidiaries, and the Director Participants of the Company and their successors to acquire or increase their ownership of limited partnership interests (“Units”) in the Partnership and to provide a means whereby such individuals may develop a sense of proprietorship and personal involvement in the development and financial success of the Partnership, and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the interests of the Partnership and encouraging them to maximize the Partnership’s value and ability to pay distributions to holders of its Common Units.

2. Definitions. As used in this Plan:

(a) “Affiliate” means any person that directly or indirectly controls, is controlled by, or is under common control with the person in question. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause a direction of the management and policies of a person whether through ownership of voting securities, by contract or otherwise. When used with reference to any individual, the term “Affiliate” shall also mean any person that is a relative (within the second degree consanguinity) or spouse of such individual or is a guardian of such individual or such spouse or is a trust or estate in which such individual owns a 5% or greater beneficial interest or of which such individual serves as trustee, executor or in any similar capacity.

(b) “Annual Director’s Grant” means the annual grant of an Award of Units to a Director Participant as set forth in Section 5(b) hereof.

(c) “Award” means a notional grant or other right granted under the Plan, which upon vesting in accordance with the terms set forth for such Award, entitles the participants to receive Units or the Fair Market Value of such Units in cash, Options or Unit Appreciation Rights, as determined by the Committee.

(d) “Board” means the Board of Managers and Directors of the Company, as the general partner of the General Partner of the Partnership.

(e) “Change in Control” means any of:

(i) the date on which the General Partner ceases to be the general partner of the Partnership; or

(ii) the date that the Parent ceases to own, directly or indirectly through wholly-owned subsidiaries, in the aggregate of at least 51% of the capital stock or equity interests of the General Partner; or

(iii) the sale of all or substantially all of the assets of the Partnership (other than to any Affiliate of the Parent); or

(iv) a liquidation or dissolution of the Partnership.

(f) “Committee” means the Compensation Committee of the Board of Directors of the Company, in its capacity as the general partner of the General Partner of the Partnership.

(g) “Common Units” mean the common units representing limited partnership interests of the Partnership.

(h) “Company” means Energy Transfer Partners, L.L.C., the general partner of the General Partner.

(i) “Date of Grant” means (i) with respect to a grant of an Award to an Employee, the date specified by the Committee on which such grant is effective, and (ii) with respect to a grant of an Award to a Director Participant, the automatic date of grant as provided in Section 5.

(j) “Director Participant” means a manager and director of the Company, the general partner of the General Partner, or other similar manager of the governing body of the General Partner who is not also (i) a shareholder or a direct or indirect employee of any Parent, or (ii) a direct or indirect employee of the Company, the Partnership, or a Subsidiary.

(k) “Disability” means an illness or injury that lasts at least 6 months, is expected to be permanent and renders the Participant unable to carry out his or her duties to the Company and the Partnership, or any of their Subsidiaries.

(l) “Effective Date” means the date on which the Plan is approved by a majority of the holders of Units entitled to vote for such approval.

(m) “Employee” means any individual who is an officer or employee of the Company, the Partnership, or a Subsidiary of any such entity, rendering his or her primary service to the Partnership.

(n) “Executive Officer” means any individual who is an officer of the Company or has been designated by the Board as an executive officer of the Partnership.

(o) “Fair Market Value” means the fair market value of property (including, without limitation, any Units or other securities) as determined by such methods or procedures as shall be established from time to time by the Committee.

(p) “General Partner” means Energy Transfer Partners GP, L.P., the general partner of Energy Transfer Partners, L.P.

(q) “Initial Director’s Grant” means the grant of an Award of up to 2,000 Units, made at the time such Director Participant is first elected or appointed to the Board, as set forth in Section 5(a) hereof.

(r) “Option” means an option to purchase units granted under the Plan.

(s) “Parent” means Energy Transfer Equity, L.P.

(t) “Participant” means an Employee or Executive Officer who is selected by the Committee to receive an Award and shall also include a Director Participant pursuant to Section 5.

(u) “Partnership” means Energy Transfer Partners, L.P.

(v) “Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of Energy Transfer Partners, L.P., as amended from time to time.

(w) “Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture or is not exercisable by the Participant.

(x) “Restricted Unit” means a limited partnership interest in the Partnership represented by a Common Unit or other limited partner interest of the Partnership, as set forth in the Partnership Agreement, or any amendment thereto, as the securities of the Partnership, that is not registered pursuant to a registration statement and may be subject to certain restrictions limiting transferability under securities laws.

(y) “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.

(z) “Subsidiary” means any entity in which, at the relevant time, the General Partner or Partnership owns or controls, directly or indirectly, not less than 50% of the total combined voting power represented by all classes of equity interests issued by such entity.

(aa) “Unit” means a limited partnership interest in the Partnership represented by a Common Unit or other limited partner interest of the Partnership, as set forth in the Partnership Agreement, or any amendment thereto, as the securities of the Partnership.

(bb) “Unit Appreciation Right” or “UAR” means the right to receive a payment, in cash or in Units, equal to the excess of the Fair Market Value or other specified valuation of a specified number of Units on the date the unit appreciation right is exercised over a specified strike price, all as determined by the Committee.

3. Units Available Under Plan. The maximum number of Common Units that may be granted under this Plan is 1,800,000 net Units issued. Any Awards that are forfeited or which expire for any reason, or any Units which are not used in the settlement of an Award will again be available for grant under the Plan.

(a) Units to be delivered upon the vesting of Awards granted under the Plan may be: (i) Units acquired by the Company in the open market, (ii) Units already owned by the Company or General Partner, (iii) Units acquired by the Company or General Partner directly from the Partnership, or any other person, (iv) Units that are registered under a registration statement for this Plan, (v) Restricted Units, or (vi) any combination of the foregoing.

(b) In the event that the Committee determines that any distribution (whether in the form of cash, Units, other securities or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number.

(c) Any Award under Sections 4 and 6 of this Plan that is awarded or will vest based upon the achievement of performance objectives is intended to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. If any provision of this Plan or any Award does not comply or is inconsistent with the requirement of Section 162(m), such provision shall be deemed to confer upon the Committee the discretion to increase the amount of compensation otherwise payable in connection with the settlement of any Award upon the attainment of the performance objectives.

4. Employee Grants. The Committee, in its discretion, may from time to time grant Awards to any Employee, upon such terms and conditions as it may determine appropriate and in accordance with the following general guidelines:

(a) Each Award will specify the number of Units to which it pertains.

(b) Each grant of an Award will specify the terms and conditions for the Participant to become vested in such Units. Unless earlier terminated, the rights to acquire the Units awarded will vest (i) over a period of five years from the Date of Grant at such times and in such amounts as the Committee shall determine; (ii) the date of the Participant’s death or Disability, or (iii) on such terms as the Committee may establish which may include the achievement of performance objectives.

(c) The Committee may, in its discretion, designate any Award the exercisability or settlement of which is subject to the achievement of performance conditions as a performance-based Award subject to this Section 4, in order to qualify such Award as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code and regulations thereunder. The performance objectives for an Award under this Section 4 shall consist of one or more business criteria, as specified by the Committee. Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code. The levels of performance required with respect to such business criteria may be expressed in absolute or relative levels. Achievement of performance objectives with respect to such Awards shall be measured over a period of not less than one (1) year nor more than five (5) years, as the Committee may specify. Performance objectives may differ for such Awards to different Participants. The Committee shall specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to the settlement of any such Award. All determinations by the Committee as to the achievement of performance objectives shall be in writing. The Committee may not delegate any responsibility with respect to an Award subject to this Section 4.

(d) The Committee may, in its discretion, terminate or revoke an Award to any Employee that voluntarily terminates employment or who enters into competition with the Company or the Partnership after termination of employment.

(e) Each grant of an Award will be evidenced by a written notification executed on behalf of the Company by the Chief Executive Officer or the Chairman of the Compensation Committee of the Board and delivered to and accepted by the Participant, and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve with respect to such Award, including provisions relating to the earlier vesting of the Units upon a Change in Control.

(f) Notwithstanding any of the foregoing, all outstanding Awards shall fully vest into Units upon any Change in Control.

5. Director Grants

(a) Each Director Participant who is elected or appointed to the Board for the first time after the Plan’s effective date and each Director Participant on the date of the Plan’s effective date who has not previously received an Initial Director’s Grant shall automatically receive, on the date of his or her election or appointment, an Award of up to 2,000 Units (the “Initial Director’s Grant”).

(b) Commencing on September 1, 2004, and each September 1 thereafter that this Plan is in effect, each Director Participant who is in office on such September 1, shall automatically receive an Award of Units equal to $25,000 divided by the Fair Market Value of a Common Unit on such date, rounded up to the nearest increment of ten Units (the “Annual Director’s Grant”).

(c) Each grant of an Award to a Director Participant will vest at the rate of 33 1/3% per year, beginning on the first anniversary of the date of the Award; provided, however, notwithstanding the foregoing, (i) all Awards to a Director Participant shall become fully vested upon a Change in Control, unless voluntarily waived by such Director Participant, and (ii) all Awards which have not yet vested on the date a Director Participant ceases to be a director shall vest on such terms as may be determined by the Committee.

(d) In the event that the number of Units available to be awarded under this Plan is insufficient to make all automatic grants to Director Participants as provided for in this Section 5 on the applicable date, all Director Participants who are entitled to receive a grant of an Award on such date shall share ratably in the number of Units then available for award under this Plan and thereafter shall have no right to receive any additional grants under this Section 5.

(e) Grants made pursuant to this Section 5 shall be subject to all of the terms and conditions of this Plan; however, if there is a conflict between the terms and conditions of this Section 5 and the terms and conditions of any other provision hereof, then the terms and conditions of this Section 5 shall control. The Committee may not exercise any discretion with respect to this Section 5 which would be inconsistent with the intent that this Plan meets the requirements of Rule 16b-3.

6. Long-Term Incentive Grants. The Committee may, from time to time, grant Awards under this Section 6 to any Executive Officer or any Employee it may designate as a Participant in accordance with the following general guidelines:

(a) An Award under this Section 6 shall consist of one or more of the following: (i) Options to purchase a specified number of Units at a specified exercise price, and shall be clearly designated in the Award as either an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code, or a “non-qualifying stock option” that is not intended to qualify as an incentive stock option under Section 422; (ii) Unit Appreciation Rights that specify the terms of the Fair Market Value of the Award on the date the stock appreciation right is exercised and the strike price; (iii) Units; or (iv) any combination hereof.

(b) The performance objectives for an Award under this Section 6 shall consist of one or more business criteria, as specified by the Committee and is intended to qualify such Award as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. Performance objectives shall be objective and expressed in absolute or relative levels, and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code. The periods for achievement of performance objectives shall be specified by the Committee within the Award. Performance objectives may differ for such Awards to different Participants. The Committee shall specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to the settlement of any Award. All determinations by the Committee as to an Award or the achievement of performance objectives shall be in writing. The Committee may not delegate any responsibility with respect to an Award subject to this Section 6.

(c) The Committee shall have the authority to determine the Executive Officer or Employee to whom Options or UARs shall be granted, the number of Units to be covered by each Option or UAR, the exercise price therefore, the Restricted Period, and the conditions and limitations applicable to the exercise of the Option or UAR, that are not inconsistent with the provisions of the Plan.

(d) The exercise price per Unit purchasable under an Option or UAR shall be determined by the Committee at the time the Option or UAR is granted, and may be more or less than the Fair Market Value as of the date of the grant.

(e) The Committee shall determine the Restricted Period and the method or methods by which payment of the exercise price may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Committee, a “cashless-broker” exercise through procedures approved by the Committee, or any combination thereof.

(f) Any Option or UAR granted hereunder shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution within the time periods specified by the Committee in the Award granting such Option or UAR.

(g) The Committee shall have the authority to determine the Awards which may be granted to an Executive Officer or Employee, including the number of Units for such Award, the target or performance criteria for such award, the Restricted Period, and the conditions and limitations applicable to the receipt of Units issued pursuant to the attainment of such target or performance levels, that are not inconsistent with the provisions of the Plan.

(h) An Award to an Executive Officer or Employee under Section 6 hereof may be terminated or revoked as to any Executive Officer or Employee who voluntarily terminates employment or who enters into competition with the Company or the Partnership after termination of employment, as determined by the Committee.

(i) Each grant of an Award pursuant to these Long-Term Incentive Grants will be evidenced by a written notification executed on behalf of the Company by the Chief Executive Officer or the Chairman of the Compensation Committee of the Board and delivered to and accepted by the Participant, and shall contain such terms and provisions, consistent with this Plan, as the Committee may approve with respect to such Award, including provisions relating to the earlier vesting of the Units upon a Change in Control.

(j) Notwithstanding any of the foregoing, all outstanding Awards made pursuant to a Long-Term Incentive Grant, shall fully vest into Units and all Options or UARs previously granted shall be required to be exercised upon any Change in Control.

7. Transferability and Forfeiture. No Awards granted under this Plan shall be transferable by a Participant other than (i) by will or the laws of descent and distributions; or (ii) to a trust for the benefit of such Participant or their immediate family. Except as otherwise provided by the Committee in the terms of the Award, upon termination of a Participant’s employment during the applicable Restricted Period, all Awards that have not yet vested shall be forfeited by the Participant; provided, however, that if the reason for the termination is the Participant’s death or Disability, all Awards shall vest automatically and all unexercised Options and UARs shall expire automatically if not exercised by the Participant or the person entitled to exercise such Option or UAR within the time periods designated by the Committee in the applicable Award. The Committee may, in its discretion, waive in whole or in part any forfeiture.

8. Adjustments. In the event that (i) any change is made to the Units deliverable under the Plan, or (ii) the Partnership makes any distribution of cash, Units or other property to Unitholders which results from the sale or disposition of a major asset or separate operating division of the Partnership or any other extraordinary event, and, in the judgment of the Committee, such change or distribution would significantly dilute the value of any Units awarded to the Participants hereunder, then the Committee may make appropriate adjustments in the maximum number of Units deliverable pursuant to an Award under the Plan and may make appropriate adjustments. The adjustments determined by the Committee shall be final, binding and conclusive.

9. No Fractional Units. The Company will not be required to deliver any fractional Units pursuant to this Plan. The Committee, in its discretion, may provide for the elimination of fractions or for the settlement of fractions in cash.

10. Cash Payments. The Committee shall have the authority to determine whether an Employee or an Executive Officer receives Units or an amount in cash that is equal to the Fair Market Value of such Units to which the Participant is entitled at the time such Award is made to an Employee or Executive Officer or at the time an Award granted to an Employee or Executive Officer vests.

11. Withholding of Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any grant of an Award, the issuance of Units upon vesting of an Award, in whole or in part, or payment made to a Participant or any other person under this Plan, it will be a condition to the receipt of such payment that the Participant or such other person make arrangements satisfactory to the Company for the payment of such taxes required to be withheld. In addition, a Participant may relinquish such Participant’s right to a portion of the Units to which they are entitled in connection with the issuance of Units upon vesting of an Award, in whole or in part, as payment for such taxes. In the event a Participant gives written notice to the Company of such Participant’s election to relinquish a portion of the Units to which such person is entitled to be issued upon the vesting of an Award, in whole or in part, to satisfy the required tax withholding obligation, the Company shall make a cash payment to the Participant equal to the Fair Market Value of the Units to be relinquished as determined at the time of such payment (such payment not to exceed the amount of the taxes for which the relinquishment was made), and such Participant shall relinquish a number of Units equal to the amount of such cash payment divided by the Fair Market Value of a Unit at the time of such payment. Any Units relinquished shall be available for future issuance under the Plan by the Company.

12. Rule 16b-3. It is intended that the Plan and any Award granted to a person subject to Section 16 of the Securities and Exchange Act of 1934 meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such grant would disqualify the Plan or such grant under, or would otherwise not comply with Rule 16b-3, such provision or grant shall be construed or deemed amended to conform to Rules 16b-3.

13. Investment Representation. Unless the Units subject to the Awards granted under the Plan have been registered under the Securities Act of 1933, as amended (the “1933 Act”), and, in the case of any Participant who may be deemed an affiliate (for securities law purposes) of the Company, the General Partner, or the Partnership, such Units have been registered under the 1933 Act for resale by such Participant, (or the Partnership has determined that an exemption from registration is available), the Company may require prior to and as a condition of the delivery of any Units that the person vesting under an Award hereunder furnish the Company with a written representation in a form prescribed by the Committee to the effect that such person is acquiring said Units solely with a view to investment for his or her own account and not with a view to resale or distribute all or any part hereof, and that such person will not dispose of any of such Units otherwise in accordance with the provisions of Rule 144 under the 1933 Act unless and until either the Units are registered under the 1933 Act or the Company is satisfied that an exemption from such registration is available.

14. Compliance with Securities Laws. Notwithstanding anything herein or in any other agreement to the contrary, the Partnership shall not be obligated to sell or issue any Units to the Company or General Partner under the Plan unless and until the Partnership is satisfied that such sale or issuance complies with (i) all applicable requirements of the securities exchange on which the Units are traded (or the governing body of the principal market in which such Units are traded, if such Units are not then listed on an exchange, (ii) all applicable provisions of the 1933 Act, and (iii) all other laws or regulations by which the Partnership is bound or to which the Partnership is subject. The Company acknowledges that, as the general partner of the General Partner of the Partnership, it is an affiliate of the Partnership under securities laws and it shall comply with such laws and obligations of the Partnership relating thereto as if they were directly applicable to the Company.

15. Administration of the Plan.

(a) This Plan will be administered by the Compensation Committee of the Board of Directors, which at all times will consist entirely of not less than three directors appointed by the Board, each of whom will be a “disinterested person” within the meaning of Rule 16b-3. A majority of the Committee will constitute a quorum, and the action of the members the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee.

(b) Subject to the terms of the Plan and applicable law, the Committee shall have the sole power, authority and discretion to: (i) designate the Employees or Executive Officers who are to be Participants; (ii) determine the number of Awards to be granted to an Employee or Executive Officer; (iii) determine the terms and conditions of any grant of an Award to be granted to an Employee or Executive Officer; (iv) interpret, construe and administer the Plan and any instrument or agreement relating to Awards granted under the Plan; (v) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (vi) make a determination as to the right of any person to receive payment of (or with respect to) Units; and (vii) make any other determinations and take any other actions that the Committee deems necessary or desirable for the administration of the Plan.

(c) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any grant of an Award under the Plan, in the manner and to the extent it shall deem desirable in the establishment or administration of the Plan.

16. Amendments, Terminations, Etc.

(a) This Plan may be amended from time to time by the Board; provided however, that no amendment will be made without the approval of a majority of the Unitholders (i) if such amendment would require Unitholder approval under the rules and regulations of the New York Stock Exchange or the Securities and Exchange Commission; (ii) that would extend the maximum period during which an Award may be granted under the Plan; (iii) materially increase the cost of the Plan to the Partnership; or (iv) result in this Plan no longer satisfying the requirements of Rule 16b-3. Further, the provisions of Section 5 may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company, the General Partner or the Partnership, or any Subsidiary, nor will it interfere in any way with any right the Company, the General Partner, the Partnership, or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) This Plan shall terminate no later than the 10th anniversary of its original effective date.

17. Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable Federal law, and to the extent not preempted thereby, with the laws of the State of Delaware.